Exhibit 10.15

Lease
contract
[ ]

Corresponding entrustment
contract number:_________________________

Party A (Lessor): Chengdu Dingsheng Jiaye Real Estate Brokerage Co., Ltd.	Passport number: [ ]

ID ☐ other__________

Party B (Lessee):_______________

Party B (Agent):________________

Lessee contact number:___________	Signing Tips

Emergency Contact:______________

1.	Before signing the contract, Party A shall show Party B the house ownership certificate and other relevant certificates and supporting documents.

2.	Party A and Party B shall conclude the contract in accordance with the principles of voluntariness, fairness and good faith. Before signing the contract, we should carefully read the terms of the contract and carefully check whether the contents in quadruplicate are consistent, especially the selective, supplementary and filling contents in the contract. Choose the content in the mouth, select it J a row,_______A space should be manually filled in according to the actual situation, for the actual situation did not occur or the parties do not make an agreement, should be X, in the space to show deletion. There is no need to add anything in the contract by hand except where it needs to be filled in by hand, otherwise it will affect the validity of your signing the contract, and if the terms of the contract need to be supplemented or adjusted, both parties need to sign a written supplementary agreement.

3.	Any agreement or undertaking other than this contract shall be signed by the natural person of the subject of this contract and the legal person shall enter into a written agreement with his seal. any oral agreement or agreement without signature and seal shall not have any legal effect, and the parties to the agreement shall not claim any rights by the oral agreement or the content agreed in the agreement that is not in force.

4.	Any fee of Party A will issue a uniform standard bill.

5.	After signing the contract, please call Ximen :028-67178910, Nanmen :028-65731384 or contact the manager

6.	After signing the contract, Party B shall change the lock on the door

In accordance with the provisions of the Contract Law of the People's Republic of China and other laws and regulations, A and B, after friendly consultation and on the principle of equality and mutual benefit,

To agree on the following matters relating to the rental and rental of premises:

1.1 Housing location Chengdu.____ District (county) Commun

 Housing Suite 1__ Building_______ ... square meters. The purpose of Basic information on the subject matter of the lease

1.2 Party B has inspected the above-mentioned premises on the ground, fully understand the specific circumstances, and voluntarily lease the premises. Party B undertakes not to obtain the written consent of Party A and

The use of the house shall not be changed without authorization before being examined and approved by the relevant departments according to the regulations. The supporting facilities are detailed in the attached Property Transfer

1.3    During the lease period, the actual residence number of People. In order to ensure the normal residence of Party List.

Keep any animals (pets) inside, if the related problems arise, Party B is responsible for solving and bear the related responsibilities.

2.1    Lease term is one                      Day since              Year                 From                             Month_____       The

II. Lease period

2.2    At the end of the lease period, Party A shall have the right to take back the leased premises and the furniture and electrical appliances furnished by Party A. Party B shall be in good condition as scheduled and ensure that it can be returned for normal use.

2.3    If Party B requests to renew the lease, Party B shall enjoy the right of renewal under the same conditions, but shall submit a written application to Party A 30 days before the expiration of this lease period, and the two parties shall negotiate separately for the renewal of the rent; if Party A does not renew the lease, Party A may take other customers to see the house 15 days before the expiration of the lease.

3.1    Rent Standard: RMB                          Yuan/month (capital: million                                This price is tax-free.

Payment of rent, commission and property management fee

The rent includes the right to use all the facilities and equipment in the attached Property Transfer List during

3.2    Commission: RMB:                   January ,(capital:   Wan                               Pi      ...

3.3    Property fee standard: RMB_______________ X floor area__square  Yuan / month, garbage disposal  Yuan/m

Total: RMB   __________Yuan/month .Clark - pick - yuan - corner - split). Property fee standard to

3.4    Rent and Property Payment Time: Per___________________________________________________________________ At the sameYuan (Capital: Wan            thousands   ___________   and this contract provides for a the lease term.

Party B shall pay Party A 15 days in advance of the rent and property fee thereafter. Party A has the right to pay 200% of the natural monthly daily rent and property fee per day overdue

Late charges.

Party A shall issue receipt certificate to Party B after collecting rent and property fee.

IV. Housing Lease Margin

4.1 At the same time as this contract is signed, Party B shall pay a deposit for the lease of the premises to Party ...

(Capital:        Wa           ___         ...           Li           ...

A; Party A shall provide Party B with receipts. The specific amount is RMB:                                                                                              ____________

4.2 After the expiration of the lease or the termination of the contract, the security deposit for the house lease shall be left after deducting the expenses, rent and liquidated damages and damages to be borne by Party B

The remaining part of Party A return to Party B without interest, the return time is within 7 working days after signing the termination agreement.

V. OTHER COSTS

5.1 Costs incurred during the lease period for the use of the premises Water, electricity, gas, property management fees, garbage charges and other, Such use shall be borne by Party B, and the late payment due to Party B's default shall be borne by Party B                                  _______________

VI. Delivery and return of premises

6.1 Delivery: Party A shall deliver____________ years_____Month_________The house will be delivered to Party B in accordance with the terms stipulated in the contract before the date, and the attached Property Transfer List will be signed.

6.2 Return: After the expiration of the lease or the termination of the contract, Party B shall return the house and its ancillary facilities, furniture, household appliances and other items as stated in the original condition when Party A delivers the house, and settle the related expenses to be borne.

6.3 The new items acquired by Party B may be recovered by Party B itself, and the parts of Party B's decoration and decoration shall be restored to the original state by Party B.

6.4 Party A shall be deemed to have no owner and have the right to dispose of any items left by Party B without Party A's consent after return.

VII. Housing requirements and maintenance responsibilities

7.  During the lease period, Party B shall notify Party A to repair the premises and its ancillary facilities if it finds any damage or malfunction. Party A shall work directly after receiving Party B's notice Carry out repairs within days. If the repair is overdue, Party B may repair it on its behalf, and the expenses shall be borne by Party A.

7.2	During the lease period, Party B shall reasonably use and take good care of the premises and its ancillary facilities. If the building and its ancillary facilities are damaged or malfunctioned due to improper or unreasonable use by Party B, Party B shall be responsible for the maintenance, and Party B refuses to repair it, and Party A may repair it on its behalf at the expense of Party B.

7.3	During the lease period, Party A guarantees that the building and its ancillary facilities are in normal usable and safe condition. Party A shall notify Party B one working day in advance of the inspection and maintenance of the building. Party B shall cooperate when inspecting maintenance. Party A shall reduce the impact on Party B's use of the house.

7.4	In addition to the annex to this contract, if Party B needs to decorate or add additional facilities and equipment, it shall obtain the written consent of Party A in advance, and if it is required to go through the examination and approval with the relevant departments according to the regulations, Party A shall report to the relevant departments for approval before proceeding. Party B shall be responsible for the maintenance of the additional ancillary facilities for approval before proceeding. Party B shall be responsible for the maintenance of the additional ancillary facilities

VIII. Changes in sublease and ownership

8.1 If Party B wishes to sublet the premises to another person, Party B shall obtain the prior consent of Party A and sign the Midway Rent Withdrawal Statement in advance.

8.1.1 if Party B finds a new lessee, the lease term shall not be less than the remaining value of Party B's lease term. If the lease term is equal to the remaining value of the lease term of Party B, the new lessee and Party A shall sign the new contract according to the monthly rent of the original lease contract; if the lease term is higher than the remaining value of the lease term of Party B, the new lessee shall sign the new contract according to the monthly rent required by Party A.

8.1.2 If Party B is required to seek a new lessee on behalf of Party A, the expenses incurred (one month rent) shall be borne by Party B. and the termination time of the original lease contract is Party A lease with the new lessee on the start date.

8.2 Party A shall notify Party B in writing 30 B in advance of the transfer of the premises by the owner of the premises during the lease term, and Party B undertakes to give up the preemptive right unconditionally.

IX. Termination of the contract

9. This contract may be terminated by negotiation between Party A and Party B.

9.2 Neither Party A nor Party B shall be liable for breach of contract under any of the following circumstances:

9.2.1	the house is included in the scope of house demolition according to law for urban construction needs.

9.2.2	If the house is damaged, lost or other losses are caused by force majeure such as earthquake or fire.

9.3 If Party A has any of the following circumstances, Party B shall have the right to cancel the contract unilaterally:

9.3.1	did not deliver the house for 15 days as agreed.

9.3.2	the delivery of the house does not comply with the contract agreement seriously affect the use of Party B. If 9.3.3 does not undertake the agreed maintenance obligations, Party B will not be able to use the premises normally.

9.3.4	delivered house endangers Party B's safety.

9.4  Party A shall have the right to cancel the contract unilaterally and recover the house in any of the following circumstances.

9.4.1	does not pay rent at rent due date for up to 7 days.

9.4.2	alter the use of the house or alter its structure without authorization.

9.4.3	sublets the house to a third party without the written consent of Party A.

9.4.4	using the house for illegal activities.

9.4.5	the number of residents exceeds the number stipulated in this contract.

9.4.6	kept pets in the house.

X. Liability for breach of contract

10. Party A shall pay Party B a penalty for breach of contract at 100% of the monthly rent if Party A has one of the circumstances stipulated in Article 9, paragraph 9.3 of this Contract.

10.2	During the lease term, if Party A needs to recover the house in advance, Party A shall notify Party B in writing or by registered mail 30 days in advance, return the balance of the rent collected to Party B and pay the liquidated damages at 100% of the monthly rent.

10.3	If Party B has one of the circumstances stipulated in Article 9, paragraph 9.4 of this Contract, Party B shall pay Party A a penalty for breach of contract at 100% of the monthly rent. If the liquidated damages are not sufficient to make up for Party B's losses, Party B shall have the right to continue to recover compensation, including, but not limited to, decoration losses, etc.

10.4	During the lease term, if Party B needs to withdraw the lease in advance, Party B shall notify Party A 30 days in advance and pay a penalty of 100% of the monthly rent.

10.5	If Party B fails to return to Party A all items such as ancillary facilities, furniture and household appliances after the expiration of the lease or the termination of the contract, Party B shall make compensation in accordance with the pricing of the Valuation List. If Party B fails to return the premises at the agreed time, Party B shall pay the overdue liquidated damages and settle the related expenses which shall be borne in accordance with the 100% standard of the daily fixed rent return

10.6	If Party A fails to deliver the premises at the agreed time or Party B fails to pay the rent as agreed but fails to meet the conditions for termination of the contract, Party A shall pay the overdue liquidated damages at the standard of 100% of the daily rent for each extension day from the date of expiration of the performance period stipulated in the contract to the date of actual performance.

In case Party A needs to recover the house and Party B refuses to cooperate with Party B, Party A may take necessary compulsory measures including, but not limited to, opening the lock, changing the lock and changing the lock password to protect its legitimate rights and interests.

XI. Dispute resolution

If disputes arise in the performance of this contract, the parties shall settle the dispute through consultation. If consultation can not be resolved, the parties agree that either party may file a lawsuit with the people's court in the place where the house is located.

XII. OTHER

12.1	This Agreement shall be in duplicate, one for Party A and one for Party B, effective from the date of signature and seal of the parties. After the entry into force of this Contract, both parties shall take the written form of the changes or additions to the contents of the Contract as an annex to this Contract. the attachment has the same legal effect as this contract.

12.2	Except as otherwise agreed in this Contract or agreed upon by both parties, neither Party shall unilaterally terminate or alter this Agreement without authorization.

12.3	No written undertaking, alteration of the terms of the contract or any oral undertaking without the signature or seal of both parties shall have legal effect.

12.4	The contact address of both parties as specified in this contract shall be recognized by both parties as a valid receiving address, and one party shall send the documents to the other party by mail, express delivery, etc. according to the contact address, whether or not the other party has signed it, it shall also be deemed to have been served, and the change of address of one party shall be notified in writing to the other party.

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Date_______Year_______Month______Day

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